Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following Registration Statements filed by Avatech Solutions, Inc. of our report dated September 20, 2010 with respect to the consolidated financial statements and schedules of Avatech Solutions, Inc., which appears in this Annual Report of Avatech Solutions, Inc. on Form 10-K for the year ended June 30, 2010:

Registration Statements on Form S-8:

REGISTRATION NUMBER	NAME
333-107017	Restricted Stock Award Plan
333-108354	2002 Stock Option Plan
333-131721	Restricted Stock Award Plan
333-147823	Amended Employee Stock Purchase Plan

/s/ Stegman & Company

Baltimore, Maryland

September 28, 2010